Exhibit 10.3

                              TERMINATION AGREEMENT
                              ---------------------

     This Termination Agreement is made effective as of the 26th day of April 2005 (the "Agreement"), by and between the undersigned employee (the "Employee") and ANTs software inc., a Delaware corporation (the "Company").

     WHEREAS, the parties hereto are parties to that certain Salary Agreement dated October 29, 2004, as amended by those certain Amendment Agreements dated January 13, 2005 and February 1, 2005 (collectively, the "Prior Agreements"), and

     WHEREAS, the parties desire to terminate the Prior Agreements on the terms and subject to the conditions set forth herein.

     NOW THEREFORE, in consideration of the agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Acknowledgment. The Parties acknowledge and agree that the contingent bonus set forth in the Prior Agreements has been earned and is due and the Company shall pay the entire contingent bonus to Employee, subject to the Company's withholding obligations and normal payroll practices, within thirty days of the day of this Agreement.

2. Termination of Prior Agreements. The parties agree that the Prior Agreements are terminated, effective as of the date of this Agreement. Nothing herein is intended to or shall change the "at-will" nature of the Employee's employment by the Company.

3. Base Annual Salary. Subject to the Company's withholding obligations, the Company will pay to the Employee that certain base salary that the Employee received prior to the effectiveness of the Salary Agreement, to be paid in accordance with the Company's standard payroll procedures.

4. Miscellaneous. This Agreement may be executed simultaneously in two or more counterparts, each one of which need not contain the signature of more than one party, but all such counterparts taken together shall constitute one and the same agreement. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision, or such portion of such provision as may be necessary, shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be thereafter enforceable in accordance with its terms. In the event of any claim, dispute, litigation, arbitration or action concerning or related to this Agreement, or any alleged breach of this Agreement, the prevailing party shall be entitled to reasonable attorneys fees, costs of suit and disbursements in addition to any other remedies or damages which may be properly awarded or awardable. This Agreement is the entire agreement of the parties concerning the subject matter of this Agreement and supersedes any prior agreements between them, whether written or oral, with respect to the subject matter hereof. The parties have had an opportunity for legal review of all of the terms hereof. The parties therefore agree that, in interpreting any issues which may arise, any rules of construction related to who prepared this Agreement or otherwise are not intended and shall be inapplicable, each party having contributed or having had the opportunity to contribute to clarify any issue, and the parties hereto being joint authors hereof.

     IN WITNESS WHEREOF, the parties have executed this Agreement by their agent duly authorized as of the date first above written.


          ANTS SOFTWARE INC.                           EMPLOYEE



      By:   /s/ Boyd Pearce                      By:   /s/ Clifford Hersh
           -------------------------------------       -------------------------
           Boyd Pearce, Chief Executive Officer

Address:  801 Mahler Road, Suite G           Address: 801 Mahler Road, Suite G
          Burlingame, CA 94010                        Burlingame, CA 94010